UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2015

Tribute Pharmaceuticals Canada Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-31198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip Code)

(905) 876-1118
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Tribute Pharmaceuticals Canada Inc., an Ontario, Canada corporation (the “Company”), is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) to amend the Current Report on Form 8-K (the “Original Form 8-K”) originally filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2015.  The sole purpose of this Amendment No. 1 is to file a revised version of Exhibit 1.1 in order to disclose certain information, for which confidential treatment had been granted by the Commission, that was subsequently disclosed in the Company’s quarterly reports on Forms 10-Q filed with the Commission on August 14, 2015 and November 9, 2015, respectively. Exhibit 1.1 hereto supersedes in its entirety Exhibit 1.1 as previously filed with the Original Form 8-K.  No other changes are being made to the Original Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

1.1*	Asset Purchase Agreement, dated as of May 21, 2015, by and among Tribute Pharmaceuticals International Inc., Mutual Pharmaceutical Company, Inc. and Sun Pharmaceutical Industries, Inc.

* Confidential portions of this Exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which confidential treatment has been granted by the Commission. Certain exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: December 2, 2015	By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Asset Purchase Agreement, dated as of May 21, 2015, by and among Tribute Pharmaceuticals International Inc., Mutual Pharmaceutical Company, Inc. and Sun Pharmaceutical Industries, Inc.

* Confidential portions of this Exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which confidential treatment has been granted by the Commission. Certain exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits to the Commission upon request.